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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                        December 9, 2002 (December 9, 2002)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700

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ITEM 5.  Niles, Ohio - RTI International Metals, Inc. is pleased to announce that it has selected a new stock transfer agent. Effective December 1, 2002, Fifth Third Bank of Cincinnati, Ohio will perform all stock recordkeeping and transfer functions for RTI International Metals, Inc. common stock. This includes processing issuance of new stock certificates for shareholders selling or otherwise transferring their shares, maintenance of shareholder addresses, and processing lost share certificates.

         In addition, pursuant to Section 21 of the Rights Agreement (the "Agreement"), dated June 9, 1997, RTI International Metals, Inc. Hereby gives notice that Fifth Third Bank will also become Rights Agent under the Agreement effective December 1, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                RTI INTERNATIONAL MEETALS, INC.



                                                /s/ Gordon L. Berkstresser

                                                Gordon L. Berkstresser
                                                Vice President and Controller


Date:    December 9, 2002
         Niles, Ohio